UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirnetX Holding Corporation 308 Dorla Ct., Zephyr Cove, NV 89448 www.virnetx.com

   To the Stockholders of VirnetX Holding Corporation:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of VirnetX Holding Corporation to be held on May 14, 2015, at 10:00 a.m. Pacific Time, at the Hard Rock Hotel & Casino – South Lake Tahoe, 50 Highway 50, Stateline, Nevada 89449. At the Annual Meeting, we will ask you to consider the following proposals:

•	to elect Thomas M. O’Brien and Robert D. Short III, Ph.D. as Class II directors;
•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015; and
•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Our board of directors has fixed the close of business on March 26, 2015 as the record date for the Annual Meeting. Only stockholders of record as of March 26, 2015 may vote at the Annual Meeting. Further information regarding voting rights and matters to be voted upon is presented in the accompanying proxy.

On April 3, 2015, we expect to mail to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report via online. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via online, by telephone or by mail.

Sincerely,
/s/ Kendall Larsen
Kendall Larsen
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2015

On May 14, 2015, VirnetX Holding Corporation will hold its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m. Pacific Time. The meeting will be held at the Hard Rock Hotel & Casino – South Lake Tahoe, 50 Highway 50, Stateline, Nevada 89449 for the following purposes:

•	to elect Thomas M. O’Brien and Robert D. Short III, Ph. D. as Class II directors;
•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015; and
•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The foregoing items of business are further described in the proxy statement accompanying this notice (the “Proxy Statement”). Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for fiscal 2014, as filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and products. The close of business on March 26, 2015 has been fixed by our board of directors as the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof (the “Record Date”). As of the Record Date, there were 52,116,862 shares of common stock issued and outstanding. Stockholders of record as of March 26, 2015 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, vote online or vote by telephone. Returning the proxy card, voting online or voting by telephone will ensure your representation at the meeting, but does not deprive you of your right to attend the meeting and vote your shares in person. The Proxy Statement explains more about the proxy voting process. Please read it carefully. We look forward to seeing you at the Annual Meeting.

/s/ Katharine A. Martin
Katharine A. Martin Corporate Secretary

Palo Alto, California
April 3, 2015

Our Proxy Statement, Proxy Card and Annual Report to stockholders for the year ended December 31, 2014 are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD.

i

ANNUAL MEETING OF STOCKHOLDERS
OF
VIRNETX HOLDING CORPORATION

PROXY STATEMENT

The Board of Directors of VirnetX Holding Corporation (“we,” “us,” the “Company” or “VirnetX”) is providing these proxy materials to you for use in connection with the 2015 Annual Meeting of Stockholders to be held on May 14, 2015 at 10:00 a.m. Pacific Time, and at any postponement or adjournment (the “Annual Meeting”). The Annual Meeting will be held at the Hard Rock Hotel & Casino – South Lake Tahoe, 50 Highway 50, Stateline, Nevada 89449.

Stockholders of record as of March 26, 2015 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement (the “Proxy Statement”).

The Notice of Internet Availability was first mailed to stockholders of record as of the Record Date on April 3, 2015. These proxy solicitation materials combined with the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, were first made available online, on April 3, 2015. Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, Nevada 89448, and our telephone number is (775) 548-1785. We maintain a website at www.virnetx.com. The information on our website is not a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	We have made these materials available to you online or, upon your request, have delivered versions of these materials to you by mail or email, in connection with our solicitation of proxies for use at our Annual Meeting, which will take place on May 14, 2015. As a VirnetX stockholder as of the Record Date, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in the Proxy Statement.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials online. Accordingly, on April 3, 2015, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com) or request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	Our proxy statement for the Annual Meeting; and
•	Our 2014 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the Annual Meeting.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	View our proxy materials for the Annual Meeting online; and
•	Instruct us to send future proxy materials to you electronically by email.

Choosing to access the proxy materials on the internet or receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain the 2014 Annual Report on Form 10-K?
A:	Stockholders may request a free copy of the 2014 Annual Report on Form 10-K from our principal executive offices at 308 Dorla Ct., Zephyr Cove, NV 89448. You may also obtain a copy free of charge from our website at http://www.virnetx.com. You may also obtain a copy of the 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015 online at www.sec.gov.
Q:	Who pays for the expenses of soliciting proxies and what are the means of solicitation?
A:	The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees, who will not be specially compensated for such services. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners.
Q:	How can I attend the Annual Meeting?
A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. Registration will begin at 9:00 a.m. Pacific Daylight Time at the meeting location on the date of the Annual Meeting, and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting. Please note that the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.
Q:	Who is entitled to vote at the meeting?
A:	Stockholders who our records show owned shares of VirnetX as of the close of business on the Record Date, March 26, 2015, may vote at the Annual Meeting. On the Record Date, we had a total of 52,116,862 shares of Common Stock outstanding. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.
Q:	What is the difference between holding shares as a registered stockholder and as a street name stockholder?
A:	Registered Stockholders. If your shares are registered directly in your name with VirnetX’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Proxy Statement was provided to you directly by VirnetX. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Proxy Statement was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Q:	What am I voting on?
A:	Our stockholders will vote on the following matters at the Annual Meeting:
•	election of Thomas M. O’Brien and Robert D. Short III, Ph. D. as Class II directors; and
•	ratification of the appointment of our independent registered public accounting firm for fiscal 2015.
Q:	How does the Board of Directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the Thomas M. O’Brien and Robert D. Short III, Ph. D. as Class II directors; and
•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015.
Q:	How do I vote?
A:	You may either vote “FOR” one or both nominees to the Board or you may “WITHHOLD” your vote for one or both nominees. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting.

Registered Stockholders:   Registered stockholders may vote by one of the following methods:

•	In Person at the Annual Meeting. Stockholders who attend the Annual Meeting may vote in person at the Meeting. Please see “How can I attend the Annual Meeting?” above for further information.
•	By Mail. If printed copies of the proxy materials were mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;
•	By Telephone. Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the Internet; or
•	Online. Stockholders of record with Internet access may submit proxies via the Internet by following the “Vote online” instructions described in the Notice.

Please note that online and telephone voting facilities for registered stockholders will close at 11:59 p.m. Eastern time on May 13, 2015.

Street Name Stockholders:   If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Street name stockholders may generally vote by one of the following methods:

•	By Mail. If printed copies of the proxy materials were mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;
•	By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or
•	In Person with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction card provided to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of March 26, 2015, the Record Date. Stockholders may not cumulate votes.
Q:	Will there be any other items of business on the agenda?
A:	We do not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the Annual Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Such matters include, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies.
Q:	If I submit a proxy, how will it be voted?
A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as follows:
•	FOR the election of Thomas M. O’Brien and Robert D. Short III, Ph. D. as Class II directors; and
•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015.

If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote after submitting my proxy?”

Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at our Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448;
•	vote again on a later date online or by telephone (only your latest online or telephone proxy submitted prior to the Annual Meeting will be counted); or
•	you may attend the Annual Meeting and vote in person (attendance at the meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker, bank or nominee; or
•	if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).
Q:	How are votes counted?
A:	For Proposal I – Election of Directors, you may vote “FOR” one or both of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. Votes that are withheld will be excluded entirely and will have no effect in the election of directors. If you hold your shares in street name, please note that your broker may not vote your shares in the election of directors without instructions from you. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, no votes will be cast on your behalf although your proxy will be counted for the purpose of establishing a quorum.

If a quorum is present, the two director nominees receiving the highest number of votes, in person or by proxy, will be elected to the Board of Directors.

For Proposal II – Ratification of Farber Hass Hurley LLP as our Independent Registered Public Accounting Firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote to abstain on Proposal II, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum but your abstention will have the same effect as a vote against the proposal. If you hold your shares in street name, your broker will have discretionary authority to vote on Proposal II.

Ratification of Farber Hass Hurley LLP as our independent registered public accounting firm for fiscal 2015 will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Finally, if you sign and return your proxy card with no further instructions, your shares will be counted as a vote “FOR” the director nominees; and “FOR” the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for fiscal 2015. In addition, the proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Q:	What is the quorum requirement?
A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the meeting or by proxy. On the Record Date, there were a total of 52,116,862 shares of Common Stock outstanding and entitled to vote. Thus, 26,058,431 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What effect do abstentions and broker non-votes have on quorum requirements?
A:	Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares on routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Proposal II contained in this Proxy Statement is considered a routine matter. However, Proposal I is considered a non-routine matter.

Brokers do not have discretionary authority to vote on the election of directors (Proposal I), so it is very important that you instruct your broker how to vote.

Q;	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain an additional copy of the Notice or proxy materials?
A:	In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice or our proxy materials if a full set is requested, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one Notice or set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your written request to VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448, Attn: Investor Relations, or (2) call our Investor

Relations department at (775) 548-1785. Additional copies of the proxy materials will be sent promptly after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	What does it mean if I receive more than one Notice?
A:	It means that you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card.
Q:	Who tabulates the votes and how will I know the results of the voting at the Annual Meeting?
A:	The votes will be tabulated by an independent inspector of election, who will be a representative of Broadridge Financial Solutions, Inc.

We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known. You may obtain a copy free of charge on our website at http://www.virnetx.com, by contacting our Investor Relations Department at (775) 548-1785, by contacting the SEC at (800) 732-0330 for the location of the nearest public reference room, or online at www.sec.gov.

Q:	How do I contact the Board?
A:	You can send written communications to our Board or any individual director in accordance with our bylaws, addressed to:

Board of Directors
(or Nominating and Corporate Governance Committee, or name of individual director)
c/o Corporate Secretary
VirnetX Holding Corporation
PO Box 439
Zephyr Cove, Nevada 89448

Our Secretary will then direct such communications to the relevant director(s), except for solicitations or other matters unrelated to us.

Q:	Where are your principal executive offices?
A:	Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, Nevada 89448. Our telephone number is (775) 548-1785.
Q:	How do I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?
A:	Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Company in a timely manner. In order to be included in the proxy statement for the 2016 annual meeting of stockholders, stockholder proposals must be received by the Company no later than December 5, 2015 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters, including the nomination of directors, before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals, including the information required by the Company’s bylaws, must be received by the Company not later than February 14, 2016 and no earlier than January 15, 2016.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2015 annual meeting and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company’s advance notice procedure requires that such proposal including certain information, as described in the Company’s bylaws, must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Our Bylaws have been publicly filed with the SEC and can be obtained online at www.sec.gov.

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2016 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2016 Annual Meeting of Stockholders.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:	You may contact our transfer agent, Corporate Stock Transfer, Inc. by telephone at (303) 282-4800, or by facsimile at (303) 282-5800 if you have lost your stock certificate or need to change your mailing address.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE ANNUAL MEETING

Broker Voting

Stockholders who hold shares of the Company through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on Proposal I unless you provide specific instructions by completing and returning the proxy card or voting your shares via telephone or online. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may call our Investor Relations department at (775) 548-1785.

BOARD OF DIRECTORS

The Board of Directors is presently composed of five members: Michael F. Angelo, Kendall Larsen, Thomas M. O’Brien, Robert D. Short III, Ph.D. and Gary Feiner. Mr. Larsen serves as Chairman of the Board of Directors.

Our Amended and Restated Certificate of Incorporation provides that the directors of our Board shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently, we have two Class I directors, two Class II directors and one Class III director. One class is elected each year at the annual meeting of stockholders. The term of each class of directors expires as follows: Class III at the 2016 annual meeting of stockholders, Class I at the at the 2017 annual meeting of stockholders, and Class II at the Annual Meeting. Each director shall hold office until his successor is elected and qualified or until his death, resignation or removal.

Nominees and Continuing Directors

Set forth below are the names and certain information about the nominees for Class II directors. The names of, and certain information about, the current Class III and Class I directors with unexpired terms are also set forth below. All information is as of March 16, 2015.

Name	Age	Position	Director Since
Nominee/Class II Directors whose terms will expire at the Annual Meeting
Thomas M. O’Brien	48	Director	2007
Robert D. Short III, Ph.D.	63	Chief Technology Officer, Chief Scientist and Director	2010
Class III Director whose term will expire at the 2016 Annual Meeting
Michael F. Angelo	55	Director	2007
Class I Directors whose terms will expire at the 2017 Annual Meeting
Kendall Larsen	58	President, Chief Executive Officer and Chairman of the Board of Directors	2007
Gary Feiner	52	Director	2014

   Nominees for Class II Director (Current Class II Directors’ Term Will Expire at the Annual Meeting)

Thomas M. O’Brien has been a director since July 5, 2007. He is currently Chief Executive Officer and President of TravelCenters of America LLC (NYSE: TA), since February 2007 and a Managing Director of TA since October 2006. He has been an employee of Reit Management & Research LLC, an institutional manager of real estate, public real estate investment trusts (“Reit Management”) and other public companies, since May 1996 and has served as an Executive Vice President of that company since September 2008, prior to which he served in various roles since May 1996, including holding various positions with public entities related to Reit Management or its affiliates. From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients. Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

As a former certified public accountant and Chief Financial Officer of a public company listed on the NYSE and a current Chief Executive Officer and Director of a public company listed on the NYSE, Mr. O’Brien brings to the audit committee, of which he is Chairman, and the Board, a deep understanding of complex accounting and finance issues faced by the Company and can provide critical insight into the financial and other reporting requirements of a U.S. public company. In addition, his extensive capital markets experience is an invaluable resource as the Company regularly assesses its capital and liquidity needs.

Robert D. Short III, Ph.D. has been a director since July 9, 2010. He has been the Chief Scientist for the Company since May 2006 and in June 2010, became the Company’s Chief Technical Officer as well. From February 2000 to April 2007, Dr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation, or SAIC, from which we acquired certain patents in 2006. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he worked at ARCO Power Technologies, Inc. (Atlantic

Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. He has a Ph.D. in Electrical Engineering from Purdue University along with a M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

As co-inventor on the majority of the patents in the Company’s patent portfolio, Dr. Short brings to the Board extraordinary technical knowledge and a deep understanding of the Company’s business, history and organization and the field of information security.

   Class III Director (Current Term Will Expire at the 2016 Annual Meeting of Shareholders)

Michael F. Angelo has been a director since July 5, 2007. He has been the Chief Security Architect at NetIQ Corporation, a global, enterprise software company since August 2005. From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation. From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp. Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989. He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review for fiscal years 2001 and 2002, and he has been a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC) from 1999 to the present. Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society. He currently holds 52 patents, most in the area of security and authentication, and was named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association.

As a holder of many patents in the fields of security and authentication, and as a result of his long and distinguished industry and scholarly background in the area of computer security and networking, Mr. Angelo brings to the Board critical technical and industry knowledge and expertise. With his extensive industry knowledge and having successfully served in multiple leadership capacities in various types of organizations, Mr. Angelo is uniquely qualified to serve as chair of the Company’s nominating and governance committee.

   Class I Directors (Current Term Will Expire at the 2017 Annual Meeting of Shareholders)

Kendall Larsen has been Chairman of the Board of Directors, President and Chief Executive Officer since July 5, 2007 and held the same positions with VirnetX Inc. since its inception in August 2005. Mr. Larsen does not hold director positions with any other reporting or registered investment companies. From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX Inc. From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies. From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer, and he has also held senior executive positions over a period of over twenty years at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks. Mr. Larsen holds a B.S. in Economics from the University of Utah.

With his years of managerial experience, Mr. Larsen brings to the Board demonstrated management ability at senior levels. Mr. Larsen’s day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company-specific experience and expertise. Mr. Larsen’s drive for innovation and excellence position him well to serve as our Chairman, President and Chief Executive Officer.

Gary Feiner has been a member of the Board of Directors of the Company since 2014. Mr. Feiner has served as President of Feiner Financial, a tax, accounting and planning services company, since 1993 and has been employed by Feiner Financial since 1986. Mr. Feiner was selected to serve on our board of directors because of his breadth of tax, accounting and financial knowledge.

Scott C. Taylor served as a member of the Board of Directors during fiscal 2014, but did not stand for re-election at the 2014 annual meeting of shareholders. The dates of his service in fiscal 2014 were January 1, 2014 through May 22, 2014.

Corporate Governance

   Role of the Board

Our Directors are appointed to oversee the actions and results of our management. They were selected for their educational background, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders. Their responsibilities include:

•	providing general oversight of the business;
•	approving corporate strategy;
•	approving major management initiatives;
•	providing oversight of legal and ethical conduct;
•	overseeing our management of significant business risks;
•	selecting, compensating, and evaluating directors;
•	evaluating Board processes and performance; and
•	reviewing and implementing recommendations and reports of the committees of the Board.

   Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

The Company does not currently have a lead independent director. To ensure effective independent oversight, the Board has designed its leadership structure so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk. Only independent directors serve on and chair the audit committee, the compensation committee and the nominating and governance committee of the Board.

   Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning, as designed. The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight for the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Our compensation committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and governance committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

   Risk Assessment of Compensation Policies

The Company notes that:

•	the Company’s annual incentive compensation is based on performance that promotes disciplined progress towards longer-term Company goals;
•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
•	the Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance; and
•	the Company’s compensation awards are established at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices are intended to not foster risk taking above the level of risk associated with the Company’s business model. Accordingly, the Company believes it has a balanced pay and performance program that does not promote excessive risk taking.

   Code of Ethics

We have adopted a Code of Ethics for all employees and directors in accordance with the requirements of Item 406 of Regulation S-K and the NYSE MKT Company Guide. A copy of our Code of Ethics is available on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448, Attention: Investor Relations.

We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics within four business days following the date of such amendment or waiver. We do not anticipate any such amendments or waivers.

Composition of the Board of Directors

   Mix of Independent Directors and Officer-Directors

Our Board has a majority of independent directors and has determined that it is beneficial for us and our stockholders for our Chief Executive Officer to also be a Board member. Other officers may, from time to time, serve as Board members, but no officer other than the chief executive officer should be expected to be elected to our Board by virtue of his or her office.

   Independence Determinations

Our Board annually determines the independence of directors based on a review by the directors and the nominating and governance committee. No director is considered independent unless our Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with the Company.

We have adopted rules for director independence standards of the NYSE MKT corporate governance listing standards and the rules and regulations of the SEC. Our Board has determined that Michael F. Angelo, Thomas M. O’Brien, and Gary Feiner meet the aforementioned independence standards. During his tenure as a director during fiscal 2014, former director Scott C. Taylor met the aforementioned independence requirements.

Board and Committee Meetings and Annual Meeting Attendance

Our Board held a total of eight meetings during the fiscal year ended December 31, 2014, and no director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member. Since November 6, 2007, our Board has had a standing audit committee, compensation committee and nominating and governance committee. Our audit committee charter, compensation committee charter, and nominating and governance committee charter, each as adopted by the Board, are posted on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab.

We encourage, but do not require, our Board members to attend our annual meetings of stockholders. All of our current Board members were in attendance for our 2014 Annual Meeting of Stockholders, except for Thomas O’Brien. Former director Scott C. Taylor did not attend the 2014 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors has established the following standing committees: audit committee, compensation committee and nominating and governance committee.

The following table details the membership of each standing committee and the number of meetings of each standing committee conducted during fiscal 2014:

Name of Director	Audit(1)	Compensation(1)	Nominating & Governance(1)
Michael F. Angelo	M	M	C
Kendall Larsen	—	—	—
Thomas M. O’Brien	C	M	M
Robert D. Short III, Ph.D.	—	—	—
Gary Feiner	M	C	M
Number of Meetings in Fiscal 2014	5	4	2

M = Member

C = Chair

(1)	During fiscal 2014, Scott C. Taylor served as a member of the Audit Committee, a member of the Nominating & Corporate Governance Committee, and the Chairman of the Compensation Committee until May 22, 2014.

Nominating and Corporate Governance Committee Matters

   Membership and Independence

Our nominating and governance committee met two times during fiscal 2014.

Messrs. Angelo, O’Brien and Feiner comprise our nominating and governance committee, with Mr. Angelo serving as the chairman. Our Board has determined that each of Messrs. Angelo, O’Brien and Feiner meets the NYSE MKT requirements for independence. Mr. Taylor served as a member of the nominating & governance committee through May 22, 2014, during which time he was determined by the Board to meet the NYSE MKT requirements for independence. The nominating and governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders, vacancy, or newly created director position;
•	providing oversight with respect to corporate governance and ethical conduct;
•	developing and recommending to our Board the Code of Ethics and assessing such Code of Ethics and recommending changes; and
•	delegating such of its authority and responsibilities as it deems proper to members of the committee or a subcommittee.

A more detailed description of our nominating and governance committee’s functions can be found in our nominating and governance committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, Attention: Investor Relations.

   Stockholder Recommendations and Nominees

The policy of our nominating and governance committee is to consider properly submitted recommendations for candidates to our Board from stockholders. In evaluating such recommendations, our nominating and governance committee seeks to achieve a balance of experience, knowledge, integrity, and capability on our Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by our nominating and governance committee should include (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

Stockholder recommendations to our Board should be sent to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our Bylaws, see “How do I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?” of this Proxy Statement and our bylaws which have been filed with the SEC.

   Director Qualifications

Our nominating and governance committee evaluates and recommends candidates for membership on our Board consistent with criteria established by the Board. Our Board has not formally established any specific, minimum qualifications that must be met by each candidate for our Board or specific qualities or skills that are necessary for one or more of the members of our Board. However, our nominating and governance committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate, among others: educational background, professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

   Identification and Evaluation of Nominees for Directors

Our nominating and governance committee uses a variety of methods for identifying and evaluating nominees for any position on our Board. Our nominating and governance committee regularly assesses the appropriate size and composition of our Board, the needs of our Board, the respective committees of our Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through stockholders, management, current members of our Board, or third-party search firms engaged by the committee.

Once the nominating and governance committee has identified a prospective nominee, the nominating and governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the nominating and governance committee concerning the prospective candidate, as well as the nominating and governance committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the nominating and governance committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The nominating and governance committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE MKT and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for audit committee or compensation committee expertise, the prospective nominee’s qualifications as discussed above, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and its evaluations of other prospective nominees. In connection with this evaluation, the nominating and governance committee determines whether to interview the prospective nominee and, if warranted, one or more members of the nominating and governance committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the nominating and governance committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the nominating and governance committee. The nominating and governance committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board, and members of management.

The nominating and governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race or gender.

Audit Committee Matters

   Membership and Independence

Messrs. Angelo, O’Brien and Feiner, comprise our audit committee, with Mr. O’Brien serving as the chairman. Our Board has determined that Messrs. Angelo, O’Brien and Feiner each satisfy the requirements for independence under the rules and regulations of the NYSE MKT and the SEC, including the enhanced standards for audit committee members. Our Board has also determined that Mr. O’Brien qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE MKT. Mr. Taylor served as a member of the audit committee through May 22, 2014, during which time he was determined by the Board to meet the NYSE MKT and SEC requirements for independence, including the enhanced standards for audit committee members.

Our audit committee met five times during fiscal 2014.

   Responsibilities

Our audit committee’s responsibilities include the following:

•	appointment of and approval of compensation for our independent public accounting firm and overseeing its performance and independence;
•	overseeing our accounting and financial reporting processes;
•	overseeing the audits of our financial statements;
•	overseeing the effectiveness of our internal control over financial reporting; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of our audit committee’s functions can be found in our audit committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448, Attention: Investor Relations.

   Principal Accountant Fees & Services

The following table sets forth the costs we incurred for services provided by Farber Hass Hurley LLP, our independent registered public accountant, which audited our financials for the years ended December 31, 2014 and December 31, 2013.

	Year Ended December 31 (1)
	2014	2013
Audit Fees	$145,180	$140,405
Audit-Related Fees	$5,080	$28,604
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$150,260	$169,009

(1)	Reflects the fees approved by VirnetX and billed or to be billed by Farber Hass Hurley LLP with respect to services performed for the audit and other services for the applicable fiscal year.

Audit Fees.   Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of the interim consolidated financial statements included in our quarterly reports, and accounting services in connection with securities offerings.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform tax-related services for the Company.

All Other Fees.   We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform services not covered by the preceding three categories.

   Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all services provided by our independent registered public accounting firm. For fiscal 2014, our audit committee pre-approved 100% of all services provided by our independent registered public accounting firm. These services include audit services and audit-related services. Our independent registered public accounting firm is required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval policy. Our audit committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any such pre-approval to our audit committee at the next scheduled meeting.

Compensation Committee Matters

   Membership and Independence

Messrs. Angelo, O’Brien and Feiner comprise our compensation committee, with Mr. Feiner serving as the chairman since May 22, 2014. Our Board has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE MKT, including the enhanced standards for compensation committee members, is a “non-employee director” within the meaning of Section 16 of the Exchange Act, and is an “outside director,” within the meaning of the Internal Revenue Code of 1986, as amended. Mr. Taylor served as a member and chairman of the Compensation Committee through May 22, 2014, during which time he was determined by the Board to meet the NYSE MKT requirements for independence, including the enhanced standards for compensation committee members. He was also a “non-employee director” within the meeting of Section 16 of the Exchange Act and an “outside director” within the meaning of the Internal Revenue Code of 1986.

   Scope of Authority

Our compensation committee’s responsibilities include the following:

•	exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer;
•	determining the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors;
•	administering our equity incentive plans;
•	engaging, compensating and terminating compensation consultants, legal counsel and such other advisors to assist the compensation committee;
•	reviewing and discussing with management to Company’s proposed disclosure under “Compensation Discussion and Analysis” as set forth in Regulation S-K and recommending to the Board of Directors whether such disclosure should be included in the Company’s public filings;
•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and
•	making regular reports to the Board with respect to significant actions and determinations made by the compensation committee.

Except with respect to determining the chief executive officer’s compensation, the Committee may delegate its authority to a subcommittee of the committee and, to the extent permitted by applicable law, the committee may delegate to officers or appropriate supervisory personnel the authority to grant stock awards to non-executive, non-director employees.

A more detailed description of our compensation committee’s functions can be found in our compensation committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448, Attention: Investor Relations.

   Our Compensation Committee’s Processes and Procedures

Our compensation committee’s primary processes for establishing and overseeing executive compensation include:

•	Meetings. Our compensation committee met four times during fiscal 2014.
•	Role of Executive Officers. Our president and chief executive officer generally attends compensation committee meetings and makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and key employees. He is not present for any of the executive sessions or for any discussion of his own compensation.

Non-employee directors’ compensation is established by our Board upon the recommendation of our compensation committee.

   Compensation Committee Interlocks and Insider Participation

During fiscal 2014, Messrs. Angelo, O’Brien and Feiner served as members of our compensation committee. No member of our compensation committee was an officer or employee of VirnetX during fiscal 2014. In addition, no member of our compensation committee or executive officer of VirnetX served as a member of the Board of Directors or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or compensation committee.

Communications with the Board of Directors

Any of our stockholders who wish to communicate with our Board, a committee of our Board, our non-management directors as a group, or any individual member of our Board, may send correspondence to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448.

Our Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to our entire Board, or, if and as designated in the communication, to a committee of our Board, our non-management directors as a group, or an individual Board member. The independent directors of our Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the Board. Information regarding compensation otherwise received by our directors, who are also named executive officers, is provided under the heading “Executive Compensation.”

Our compensation committee annually reviews director compensation. Any recommendations for changes are made to our full Board by our compensation committee. In order to align directors’ incentives with the creation of stockholder value, we believe that directors should hold meaningful equity ownership positions in the Company; accordingly, a significant portion of overall director compensation is in the form of equity in the Company.

   Cash Compensation of Non-employee Directors

We increased our cash compensation of non-employee directors by 10% during the July 2014 meeting of the Compensation Committee. The following reflects the cash compensation for non-employee directors after the aforementioned increase:

•	each non-employee director receives an annual cash retainer of $44,000;
•	each non-employee director who serves as a member of our audit committee receives an annual cash retainer of $6,600; each non-employee director who serves as a member of our compensation committee receives an annual cash retainer of $5,500; and members of our nominating and corporate governance committee receive an annual cash retainer of $2,200; and

•	each non-employee director who serves as a chair of our audit committee receives an annual cash retainer of $18,150; each non-employee director who serves as a chair of our compensation committee receives an annual cash retainer of $9,900; and each non-employee director who serves as a chair of our nominating and corporate governance committees receives an annual cash retainer of $5,500.

   Stock Compensation of Non-Employee Directors

We provide the following stock compensation for non-employee directors:

•	Upon the initial election or appointment to our Board of a new non-employee director, such individual will be granted, under our 2013 Equity Incentive Plan, an option to purchase 30,000 shares of our Common Stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will vest monthly with respect to 1/36th of the total number of shares subject to the option, conditioned upon continued service as a director; provided that all shares underlying such option shall be vested and become exercisable in full on the close of business on the day prior to the Company’s third annual meeting of stockholders to take place after the director’s initial election or appointment to the Board; and provided further that these options automatically become fully vested immediately prior to a “change in control” of the Company.
•	each existing non-employee director will be granted, under our 2013 Equity Incentive Plan, an option to purchase 12,500 shares of our Common Stock at the Annual Meeting with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will fully vest upon the earlier of (a) the one-year anniversary of such a grant or (b) the close of business on the day prior to the following year’s annual meeting of stockholders, conditioned upon continued service as a director; provided that these options automatically become fully vested immediately prior to a “change in control” of the Company.
•	each existing non-employee director will be granted, under our 2013 Equity Incentive Plan, an award for 8,333 restricted stock units at the Annual Meeting, which will fully vest upon the earlier of (a) the one-year anniversary of such grant or (b) the close of business on the day prior to the following year’s annual meeting of stockholders, conditioned upon continued service as a director; provided that these restricted stock units automatically become fully vested immediately prior to a “change in control” of the Company.

The following table shows the compensation earned by or paid to each of our independent directors for fiscal 2014:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)		Total ($)
Michael F. Angelo	$57,400	$120,995	$125,250		$303,645
Thomas M. O’Brien	$65,178	$120,995	$125,250		$311,423
Gary Feiner	$29,925	$—	$324,900	(3)	$354,825
Scott C. Taylor (4)	$28,500	$—	$—		$28,500

(1)	This table includes the compensation of only non-employee directors. For compensation of Mr. Larsen and Dr. Short, please see Executive Compensation and Other Matters of this Proxy Statement.
(2)	The amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 7 titled “Stock-Based Compensation” in the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2014. The aggregate number of shares subject to outstanding options held by each independent director at the end of fiscal 2014 was as follows: Mr. Angelo (112,500), Mr. O’Brien (112,500) and Mr. Feiner (30,000). The aggregate number of shares subject to outstanding stock awards held by each independent director at the end of fiscal 2014 was as follows: Mr. Angelo (8,333), Mr. O’Brien (8,333) and Mr. Feiner (0). The number of outstanding shares held by each independent director at the end of fiscal 2014 was as follows: Mr. Angelo (22,859), Mr. O’Brien (93,330) and Mr. Feiner (0).
(3)	Mr. Feiner’s option grant represents the initial 30,000 shares granted to non-employee directors.
(4)	Mr. Taylor served as a director through May 22, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 16, 2015 by:

•	all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act or in statements made to us, to be the beneficial owners of more than 5% of our Common Stock;
•	each director and nominee for director;
•	each of our named executive officers as listed in the “Summary Compensation Table” of this Proxy Statement; and
•	all current directors and executive officers as a group.

This table lists applicable percentage ownership based on 52,116,862 shares of Common Stock outstanding as of March 16, 2015. Securities that a person has a right to acquire pursuant to SEC rules within 60 days of March 16, 2015 are deemed to be beneficially owned by the persons holding these options for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses, to the best of our knowledge, sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each executive officer and director, unless indicated otherwise, is c/o VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV, 89448.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
5% or Greater Stockholders:
Kendall Larsen	8,216,310(2)	15.3%
Directors and Named Executive Officers:
Kendall Larsen	8,216,310(2)	15.3%
Robert D. Short III, Ph.D.	1,265,368(3)	2.4%
Thomas M. O’Brien	214,163(4)	*
Michael F. Angelo	143,692(5)	*
Gary Feiner	9,167(6)	*
Richard H. Nance	41,695(7)	*
All directors and current executive officers as a group (6 persons):	9,890,395(8)	17.9%

(*)	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of March 16, 2015 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.
(2)	Includes (i) 1,521,472 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015, of which, 537,879 are held by Mr. Larsen’s wife and (ii) 10,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 16, 2015, of which, 3,333 are held by Mr. Larsen’s wife. Also includes 300,000 shares held of record by K2 Investment Fund, LLC, of which the Mr. Larsen and Mrs. Larsen are the sole member-managers and 263,312 shares of common stock held by Mrs. Larsen. Excludes 613,530 shares held by Mrs. Larsen’s revocable trust and shares, stock options, and restricted stock units held by Mr. and Mrs. Larsen’s adult children. Mr. Larsen disclaims beneficial ownership of the excluded shares.
(3)	Includes (i) 1,214,656 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015, (ii) 3,333 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 16, 2015, and (iii) 47,379 shares of common stock owned by the Short Revocable Living Trust.
(4)	Includes 112,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015, and (ii) 8,333 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 16, 2015.
(5)	Includes (i) 112,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015, and (ii) 8,333 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 16, 2015.
(6)	Includes 9,167 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015.

(7)	Includes 41,292 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015.
(8)	Includes the following securities beneficially held by our current directors and executive officers as a group: (i) 3,011,587 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 16, 2015 and (ii) 29,999 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 16, 2015.

PROPOSAL I:

ELECTION OF CLASS I DIRECTORS

Our Board of Directors consists of five members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two directors will be elected for a three-year term to serve until the 2018 annual meeting and until their respective successors are qualified and elected, or until their earlier death, resignation or removal.

Nominee

The nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Thomas M. O’Brien and Robert D. Short III, Ph.D. as nominees for election to the Board of Directors at the Annual Meeting. If elected, Mr. O’Brien and Dr. Short will serve as directors until our annual meeting in 2018, and until their respective successors are qualified and elected or until their earlier death, resignation or removal. Both Mr. O’Brien and Dr. Short are current directors of the Company. Please see “Nominee for Class II Director” of this Proxy Statement for information concerning Mr. O’Brien and Dr. Short.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. O’Brien and Dr. Short. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that the nominee would be unable or unwilling to serve as a director.

Vote Required

A director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of Mr. O’Brien and Dr. Short as Class II Directors.

PROPOSAL II:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification by the stockholders of this selection. If the stockholders do not ratify the selection of Farber Hass Hurley LLP, the audit committee may reconsider its selection. Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of VirnetX and its stockholders.

Farber Hass Hurley LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2007. We expect that representatives of Farber Hass Hurley LLP will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Farber Hass Hurley LLP as our independent registered public accountants for fiscal 2015. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Farber Hass Hurley LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors, on behalf of the audit committee, recommends that stockholders vote “FOR” the ratification of the selection of Farber Hass Hurley LLP as VirnetX’s independent registered public accountants for fiscal 2015.

EXECUTIVE OFFICERS

The following table sets forth the respective names, ages and positions of our executive officers as of March 16, 2015.

Name	Age	Position
Kendall Larsen	58	Chairman of the Board of Directors, President and Chief Executive Officer
Richard H. Nance	66	Chief Financial Officer
Robert D. Short III, Ph.D.	63	Chief Technology Officer, Chief Scientist, and Director

The biographies of Kendall Larsen and Robert D. Short, III, Ph.D. are set forth under the heading “Board of Directors” in this Proxy Statement.

Richard H. Nance has been our Chief Financial Officer on a part-time basis since April 5, 2012. From 2002 to 2011, Mr. Nance worked for Strasbaugh, a designer of precision surfacing systems and solutions for the global semiconductor and semiconductor equipment, silicon wafer and silicon wafer equipment, data storage, micro-electromechanical system (“MEMS”), light emitting diode (“LED”) and precision optics markets, serving most recently as its Executive Vice President and Chief Financial Officer. Mr. Nance has served clients in his private practice since 2011 and is a licensed CPA and CGMA.

Each officer serves at the discretion of our Board of Directors and holds office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our Chief Executive Officer, our Chief Technology Officer and Chief Scientist, and our Chief Financial Officer, our three executive officers who we refer to as our named executive officers. This Compensation Discussion and Analysis should be read together with the compensation tables beginning on page 31 of this Proxy Statement. In this Compensation Discussion and Analysis, we first discuss certain of our business highlights that informed compensation decisions in fiscal 2014, and the objectives and philosophy of our executive compensation program. Next, we review the process our compensation committee follows in deciding how to compensate our named executive officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of the compensation committee’s specific decisions about the compensation of our named executive officers for fiscal 2014.

Business Highlights

In fiscal 2014, the Company achieved significant milestones in the development of its business. With only 15 employees, the Company depends heavily on its executive officers to drive achievement of its strategic, operational and financial goals. Some of the Company’s notable achievements in fiscal 2014 include:

•	Ongoing development of our licensing business, including negotiating and signing an expanded license agreement with Microsoft;
•	Management of litigation, including confirmation by United States Court of Appeals for the Federal Circuit of validity of four of VirnetX’s U.S. Patent No. 6,502,135, 7,418,504, 7,490,151 and 7,921,211 and of the jury’s finding of their infringement by Apple’s VPN on Demand;
•	Achievement of technical milestones and expansion of its ongoing beta program for its Gabriel Secure Communication Platform™ and Gabriel Collaboration Suite™ of applications to include members to include new small and medium businesses; and
•	Significant growth in our patent portfolio, including grant of 13 new US and foreign patents, filing of numerous new U.S. and foreign patent applications, and denial of 10 Inter Partes Review (IPR) petitions filed by Apple and RPX against VirnetX’s patents.

Objectives and Philosophy of Executive Compensation

The primary objectives of our executive compensation program are:

•	attracting and retaining the most talented and dedicated executives possible;
•	correlating annual and long-term cash and stock incentives to achievement of measurable performance objectives; and
•	aligning executives’ incentives with stockholder value creation.

To achieve these objectives, we implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals, such as revenue-generating activities, product and technical development, corporate public relations and stockholder value creation. The compensation committee’s approach emphasizes the setting of compensation at levels it believes are competitive with executives at other companies of similar size and stage of development who are operating in the information technology industry while taking into account our relative performance and our own strategic goals.

Executive Compensation Process

   Role of the Compensation Committee

We maintain an executive compensation program comprised of multiple elements. The compensation committee typically reviews the elements of compensation for our named executive officers annually. The compensation committee makes all compensation decisions with regard to our Chief Executive Officer and the Company’s other named executive officers. In addition, the compensation committee is responsible for determining for all executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, if any, and any other benefits or compensation arrangement; evaluating and recommending to our Board compensation plans, policies, and programs for our Chief Executive Officer and other executive officers; administering our equity incentive plans; and preparing the compensation committee report that the SEC requires in our annual proxy statement.

   Role of the Chief Executive Officer and Management in Compensation Decisions

Our President and Chief Executive Officer generally attends the compensation committee’s meetings and makes recommendations to the compensation committee regarding the amount and form of the compensation of the other named executive officer and key employees. He is not present for any of the executive sessions or for discussion related to his own compensation.

   Compensation Consultant

The compensation committee retains sole authority to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

In fiscal 2014, the compensation committee engaged Compensia, Inc. (“Compensia”), an independent third-party compensation consulting firm, to:

•	review the Company’s current compensation practices;
•	review and compare proposed cash and equity compensation adjustments for named executive officers in fiscal 2014 relative to competitive market data previously developed by Compensia for the compensation committee in 2012; and
•	provide the compensation committee with input on the proposed cash and equity compensation adjustments for named executive officers in fiscal 2014 based, in part, on the prior market data provided by Compensia in 2012.

   Compensation Consultant Independence

The compensation committee has reviewed our relationship with Compensia pursuant to NYSE MKT and SEC rules and has found no conflict of interest in Compensia continuing to provide advice to the compensation committee. The compensation committee is also regularly advised by our primary outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”). The compensation committee has reviewed our relationship with WSGR pursuant to NYSE MKT and SEC rules, and has found no conflict of interest in WSGR continuing to provide advice to the compensation committee.

   Competitive Data

Our primary business is the development of software and technology solutions for securing real-time communications over the Internet. In addition, we hold a valuable intellectual property portfolio from which we have generated revenue, both from licenses and one time payments in settlement of infringement claims by us.

In fiscal 2014, the compensation committee reviewed the Company’s compensation practices in comparison to the compensation practices of certain peer-group companies identified by Compensia in a report provided to the compensation committee in 2012 (the “Compensation Assessment”). As part of the Compensation Assessment, in 2012 the compensation committee and Compensia worked together to determine a group of 21 companies that generally had similar financial, operational and strategic characteristics as the Company. For the Compensation Assessment, our peer group (“Peer Group”) consisted of:

Acacia Research	MIPS Technologies	SPS Commerce
Aware	MoSys	SRS Labs
Ceva	PDF Solutions	Support.com
Digimarc	Procera Networks	Universal Display
DTS	Rambus	Wave Systems
Evolving Systems	Research Frontiers	Wi-LAN
InterDigital	RPX	Zix

At the time of our Compensation Assessment, these peer companies were generally comparable to the Company with respect to revenue (all less than $315 million at such time), market capitalization (all between $60 million and $2 billion at such time) and industry (IP-licensing and software) to the extent practical taking into consideration our unique business model and financial profile. To assess the competitiveness of our executive compensation program for fiscal 2014, the compensation committee reviewed the Compensation Assessment. As part of this process, Compensia analyzed target and actual compensation for each of our named executive officers, both in terms of each element of compensation and in terms of total direct compensation and compared it against the Compensation Assessment. Compensia then presented this information to the compensation committee for its review and use.

Our success largely depends on the skills, experience and efforts of our key personnel, including Mr. Larsen, Dr. Short and Mr. Nance. Generally, the compensation committee wants to ensure that compensation for its executive officers is competitive in the market place and incentivizes our executive officers to remain with the Company and to work to move the Company to the next stage in its development. The compensation committee also considers various factors such as Company performance and individual performance, the importance of the officer’s role and the scope of the officer’s responsibilities (for example, job responsibilities that are broader than the specific position may suggest). Further, in fiscal 2014, the compensation committee compared the compensation of our Chief Executive Officer, Chief Technology Officer and Chief Scientist, and Chief Financial Officer to the Compensation Assessment for similar positions. For purposes of fiscal 2014, the compensation committee approved cash compensation levels (both base salary and target annual incentives) and equity compensation that resulted in total compensation for our Chief Executive Officer, Chief Technology Officer and Chief Scientist, and Chief Financial Officer that that fell above the 75th percentile of our Peer Group from the Compensation Assessment. The compensation committee believes these targets were appropriate for fiscal 2014 given the significant progress the Company made toward its financial and operational milestones in fiscal 2014 and the importance of Mr. Larsen, Dr. Short and Mr. Nance to the Company. When determining compensation for the named executive officers, the compensation committee took into account that Mr. Nance works on a part-time basis.

   Prior Say-on-Pay Advisory Approval

Based on shareholder vote, the Company holds a say-on-pay vote every three years. In 2011, the Company held its initial say-on-pay advisory vote. Over 97% of the votes present and entitled to vote on the proposal (votes “For” and “Against”, as well as abstentions) and 99% of the votes cast on the proposal (votes “For” and “Against”) voted “For” an advisory vote to approve of the compensation of the Company’s named executive officers. In 2011, the Company’s shareholders voted to hold the Company’s say-on-pay vote every three years. In fiscal 2014, the Company held its second say-on-pay advisory vote. Over 93% of the votes present and entitled to vote on the proposal (votes “For” and “Against”, as well as abstentions) and 94% of the votes cast on the proposal (votes “For” and “Against”) voted “For” an advisory vote to approve of the compensation of the Company’s named executive officers The compensation committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the compensation committee has not materially changed its approach to fiscal 2014 compensation in response to last year’s say-on-pay proposal. We will hold the next vote on the frequency of say-on-pay advisory votes at the 2017 Annual Meeting.

Elements of Executive Compensation

Our executive compensation program consists of the following elements:

•	Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, the program is designed to deliver executive base salaries within the range of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Executives with more experience, critical skills, and/or considered key performers may be compensated above the range as part of our strategy for attracting, motivating and retaining highly experienced and high performing employees. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.
•	Annual Incentive Bonus. Each year, the compensation committee establishes a target annual incentive bonus amount for each named executive officer based on a percentage of the executive’s base salary. The target bonus, combined with base salary, is intended to provide our executive officers with a competitive cash compensation package that will aid in the retention of the employee, as well as provide an incentive and a reward for strong Company and individual performance. The chief executive officer and the compensation committee agree on general performance objectives for our named executive officers for the year, but the compensation committee has the sole discretion to determine following the end of the fiscal year whether, and the extent to which, the performance objectives were met and the amount of the annual incentive bonuses to be paid. Given the Company’s rapidly evolving business and business model, this structure provides the compensation committee with flexibility to reward strategic and operational goals that may not be quantifiable and allows the compensation committee to take into account the Company’s overall performance based on a multitude of factors. The compensation committee generally utilizes the annual incentive bonuses to compensate officers for achieving financial and operational goals and for individual performance. Performance factors considered when determining bonuses typically include strategic factors such as establishment and maintenance of key strategic relationships, development and implementation of our licensing strategy, development of our product, identification and advancement of additional products, successful litigation strategies and financial factors such as improving our results of operations, and increasing the price per share of our Common Stock.

•	Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our 2013 Equity Incentive Plan was established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our compensation committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. Our 2013 Equity Incentive Plan allows for stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and performance bonus awards. In fiscal 2014, we granted both stock options and restricted stock units under our 2013 Equity Incentive Plan to our executive officers.

Stock-based awards are made at the commencement of employment, may be made annually based upon performance and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The compensation committee reviews and approves stock-based awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. In determining the number of stock options and RSUs to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options and RSUs and percent of company granted in relation to other elements of the individual executive’s total compensation and relative to comparable companies. We expect to continue to use stock options and RSUs as a long-term incentive vehicle, potentially in combination with equity award types, because we believe that stock options and RSUs:

•	align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;
•	are performance-based in that any value received by the recipient from a stock option is based on the growth of the stock price from the grant date;
•	help to provide a balance to the overall executive compensation program as base salary and our annual bonus program focus on short-term compensation, while the vesting of stock options and RSUs provide incentives to increase stockholder value over the longer term; and
•	include vesting restrictions that encourage executive retention and the preservation of stockholder value.

Named Executive Officers’ Compensation Decisions for Fiscal 2014

In fiscal 2014, the compensation committee undertook a full review of the compensation of our named executive officers, and following this review, in July 2014, the compensation committee approved increases to the salary and for fiscal 2014 for our named executive officers; however, the targets for cash incentive opportunities and the target numbers for stock option and RSU grants for were not increased from fiscal 2013.

The compensation for our named executive officers for fiscal 2014 is presented in the table below.

Name	Base Salary 2014(1)	Targeted Cash Incentive Opportunity for Fiscal 2014(2)	Actual Cash Incentive Opportunity for Fiscal 2014(3)	Annual Incentive Bonus 2014	Targeted Number of Shares Underlying Stock Option Grants for Fiscal 2014(4)	Targeted Number of Shares Underlying Stock Awards for Fiscal 2014(4)
Kendall Larsen	$519,100	50%	75%	$389,320	40,000	26,667
Chief Executive Officer, President & Chairman
Robert D. Short III, Ph.D.	$330,300	50%	75%	$247,760	20,000	13,333
Chief Technology Officer, Chief Scientist and Director
Richard Nance	$66,800	50%	50%	$33,390	4,000	2,667
Chief Financial Officer

(1)	The increase in fiscal 2014 base salaries was approved with retroactive effect to January 1, 2014.
(2)	The target bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(3)	The actual bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(4)	Stock option grants and stock awards were made under the Company’s 2013 Equity Incentive Plan.

Base Salary

Mr. Larsen is our President and Chief Executive Officer, as well Chairman of the Board. Mr. Larsen, a founder of VirnetX Inc., has driven the organization’s performance, leading it from inception, through the early start-up phase and through several rounds of financing. He has also helped drive significant growth in our revenues and market capitalization, as well as achievement of our operational and strategic milestones. The compensation committee believes that Mr. Larsen is critical to our ability to pursue our licensing strategy going forward. Accordingly, in June 2014, the compensation committee increased Mr. Larsen’s salary from $489,700 to $519,100, an increase of $29,400, or 6%, over fiscal 2014. With this increase, Mr. Larsen’s base salary exceeded the 75th percentile of our Peer Group from the Compensation Assessment, which the compensation committee felt was warranted due to the value Mr. Larsen brings to the Company through his key role in the management of the Company, as well as our successes under his leadership in product development, licensing, and litigation matters.

Dr. Short has significant scientific and technological expertise, and the compensation committee considered his technical, scientific and management skills, his level of responsibility and expected contributions to intellectual property and product development. Accordingly, consistent with his appointment as the Chief Technology Officer and Chief Scientist, the compensation committee approved a salary of $330,300 for Dr. Short, which also exceeded the 75th percentile of our Peer Group from the Compensation Assessment on an annualized basis.

Mr. Nance has significant public company experience, and the compensation committee considered his technical and strategic skills, his level of responsibility and expected contributions to our further success. Accordingly, in accordance with his appointment as CFO on a part-time basis, the compensation committee approved a salary of $66,800 for Mr. Nance based on an annual salary of $334,000 adjusted to reflect Mr. Nance’s actual part-time status, which approximates the 75th percentile of our Peer Group from the Compensation Assessment on an annualized basis.

Annual Incentive Bonus

In fiscal 2014, the compensation committee maintained the fiscal 2013 target incentive opportunity for Mr. Larsen, Dr. Short and Mr. Nance at 50% of fiscal 2014 base salary.

In December 2014, the compensation committee reviewed the Company’s performance in fiscal 2014 and the contributions that Mr. Larsen, Dr. Short and Mr. Nance made to such performance. The compensation committee determined to pay Mr. Larsen, Dr. Short and Mr. Nance 75%, 75%, and 50% of their fiscal 2014 base salary, respectively, in light of the Company’s overall performance for the year and their contributions in achieving this performance. The compensation committee took into account the achievement of certain licensing and litigation milestones, technical milestones, and development of the Company’s patent portfolio, none of which were given any particular weight or assigned a dollar value. The resulting aggregate fiscal 2014 annual incentive bonus payments paid to Mr. Larsen, Dr. Short and Mr. Nance were $389,320, 247,760 and $33,390, respectively.

Equity Incentive Compensation

As part of the compensation review, Compensia and the compensation committee also reviewed our executive officers’ equity incentive compensation in terms of both grant date fair value granted and percent of the Company granted. Based on this review, the Company determined that the Company’s equity compensation grant date fair value in fiscal 2014 exceeded the 75th percentile of our Peer Group from the Compensation Assessment for Mr. Larsen, Dr. Short and Mr. Nance, but was below the 25th percentile on a percent of company granted basis.

In determining fiscal 2014 stock option awards and stock awards for Mr. Larsen, Dr. Short and Mr. Nance, the compensation committee reviewed various factors, including the Company’s performance, each officer’s performance and perceived criticality to future success, peer practices with respect to long-term incentives, and total annual equity allocations at the Company for fiscal 2014. The option grants and stock awards fell below the 50th percentile of our Peer Group from the Compensation Assessment in terms of value and percent of company granted (when blended). On July 8, 2014, the compensation committee approved grants of stock options and restricted stock units to Mr. Larsen, Dr. Short and Mr. Nance under our 2013 Equity Incentive Plan, also as described in the table below. All stock options indicated in the table have an exercise price equal to the closing sales price of our common stock traded on the NYSE MKT as of the applicable grant date.

Name	Position	Number of Shares Underlying Option Grant(1)	Option Grant Date Fair Value(2)	Number of Shares Underlying Stock Award(3)	Stock Award Grant Date Fair Value(4)
Kendall Larsen	CEO/President/Chairman/Founder	40,000	$458,800	26,667	$410,672
Robert D. Short III, Ph.D.	CTO/Chief Scientist	20,000	$229,400	13,333	$205,328
Richard Nance	CFO	4,000	$45,880	2,667	$41,072

(1)	Subject to the continued service of the named executive officer, the shares underlying the option shall vest and become exercisable in accordance with the following schedule: 1/48 of the total number of shares subject to the option shall vest and become exercisable on the one-month anniversary of the grant date and 1/48 of the total number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter.
(2)	The number of shares underlying stock option grants to our executive officers in fiscal 2014 remained unchanged from the share amounts made in fiscal 2013; however, due to a decrease in the Company’s stock price in fiscal 2014, the option grant date fair value for the fiscal 2014 stock option awards decreased by over 36%, as compared to the grant date fair value for the fiscal 2013 stock option awards.
(3)	Subject to the continued service of the named executive officer, the shares underlying the option shall vest in four equal annual installments beginning on the grant date.
(4)	The number of shares underlying RSU grants to our executive officers in fiscal 2014 remained unchanged from the share amounts made in fiscal 2013; however, due to a decrease in the Company’s stock price in fiscal 2014, the grant date fair value for the fiscal 2014 RSU awards decreased by over 35%, as compared to the grant date fair value for the fiscal 2013 RSU awards.

Perquisites

Our named executive officers participate in the same group insurance and employee benefit plans as our other salaried employees. At this time, we do not provide special benefits or other perquisites to our named executive officers.

Severance and Change in Control Arrangements

We do not provide change in control agreements or employment agreements providing formal cash or equity severance rights to any of our named executive officers. Our 2013 Equity Incentive Plan allows our Board to determine the terms and condition of awards issued thereunder. Our Board has made the determination that all options issued under our 2013 Equity Incentive Plan will include the provision that in the event of a “Change in Control” (as defined in our 2013 Equity Incentive Plan), all unvested shares underlying the option will vest and become exercisable immediately prior to the consummation of such Change in Control transaction.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines, and we currently do not require our directors or executive officers to own a particular amount of our Common Stock. The compensation committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

The Company has adopted policies that prohibits employee, officers, directors, and consultants from engaging in any short sale, “sale against the box” or any equivalent transaction involving the Company’s stock. Additionally, the Company’s directors and officers are prohibited from engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, and all other Company employees and consultants may only engage in such transactions after obtaining approval from the Company’s compliance officer.

Tax and Accounting Considerations

The compensation committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution. With respect to the tax consequences to the Company, the compensation committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers in the proxy statement, unless compensation is qualified performance based compensation within the meaning of Section 162(m). In approving the amount and form of compensation for our named executive officers, our compensation committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). However, to maintain maximum flexibility in designing compensation programs, the compensation committee will not limit compensation to those levels or types of compensation that are intended to be deductible or that lead to a particular accounting result or level of stockholder dilution.

Risk Assessment

The compensation committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executive officers, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. The Company’s compensation program was reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2014 required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Gary Feiner (Chair)
Michael F. Angelo
Thomas M. O’Brien

Summary Compensation Table

The following table sets forth summary information concerning compensation earned by (i) the Company’s Chief Executive Officer, Chief Technology Officer and the Company’s Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Kendall Larsen	2014	556,789	(3)	389,320	410,672	458,800	—	1,815,518
Chief Executive Officer	2013	489,720		244,860	632,541	721,200	—	2,088,321
	2012	462,000		346,500	660,008	865,600	—	2,334,108
Robert D. Short III, Ph.D.(4)	2014	330,300		247,760	205,328	229,400	—	1,012,788
Chief Technology Officer and	2013	—		—	—	—	—	—
Chief Scientist	2012	—		—	—	—	—	—
Richard H. Nance	2014	66,800		33,390	41,072	45,880	—	187,142
Chief Financial Officer	2013	63,000		28,350	63,261	72,120	—	226,731
	2012	60,000		30,000	—	1,047,000	—	1,137,000

(1)	Actual salary earned during fiscal years 2012, 2013, and 2014.
(2)	Amounts reflect the grant date fair value for these awards and do not reflect the actual amounts earned. See the “2014 Grants of Plan-Based Awards” table for information on stock option awards and stock awards granted in year 2014.
(3)	Includes payment of $37,689 for accrued, but unused vacation in fiscal 2013 in accordance with Company policy.
(4)	Dr. Short became a named executive officer in fiscal 2014.

2014 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal 2014. The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table below.

Name	Grant Date	Name of Plan	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value(1)
Kendall Larsen	7/8/2014	2013 Equity Incentive Plan	26,667		$—	$410,672
Kendall Larsen	7/8/2014	2013 Equity Incentive Plan		40,000	$15.40	$458,800
Robert D. Short III, Ph.D.	7/8/2014	2013 Equity Incentive Plan	13,333		$—	$205,328
Robert D. Short III, Ph.D.	7/8/2014	2013 Equity Incentive Plan		20,000	$15.40	$229,400
Richard H. Nance	7/8/2014	2013 Equity Incentive Plan	2,667		$—	$41,072
Richard H. Nance	7/8/2014	2013 Equity Incentive Plan		4,000	$15.40	$45,880

(1)	These amounts reflect the grant date fair value of such award computed in accordance with FASB ASC Topic 718 and do not reflect the actual amounts earned. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 7 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2014.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2014.

	Option Awards				Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kendall Larsen(1)	41,516(2)	—	0.2408712	3/22/2016	—	$—
	213,319(3)	—	5.88	12/30/2017	—	—
	585,425(4)	—	1.15	4/3/2019	—	—
	10,209(5)	—	6.028	2/23/2020	—	—
	24,791(5)	—	5.48	2/23/2020	—	—
	44,792(5)	5,208	23.62	5/12/2021	—	—
	26,667(5)	13,333	24.75	4/13/2022	—	—
	15,000(5)	25,000	23.72	6/5/2023	—	—
	4,167(5)	35,833	15.40	7/08/2024	—	—
					13,333(6)	73,198
	—	—	—	—	20,000(6)	109,800
	—	—	—	—	26,667(6)	146,402
Robert D. Short III, Ph.D.	1,037,899(5)	—	4.20	7/24/2017	—	—
	72,590(5)	—	1.15	4/2/2019	—	—
	35,000(5)	—	5.48	2/23/2020	—	—
	35,833(5)	4,167	23.62	05/12/2021	—	—
	13,333(5)	6,667	24.75	04/13/2022	—	—
	7,500(5)	12,500	23.72	6/06/2023	—	—
	2,083(5)	17,917	15.40	7/08/2024	—	—
	—	—	—		6,667(6)	36,601
	—	—	—		10,000(6)	54,900
	—	—	—		13,333(6)	73,198
Richard H. Nance	33,333(5)	16,667	23.84	4/5/2022	—	—
	1,500(5)	2,500	23.72	6/5/2023	—	—
	417(5)	3,583	15.40	7/08/2024
	—	—	—	—	2,000(6)	10,980
					2,667(6)	14,642

(1)	This table does not include options or restricted stock units granted to Mrs. Larsen, as discussed in the notes to the Beneficial Ownership Table, included in this Proxy Statement at page 19.
(2)	The shares subject to this option are fully vested and exercisable as of the vesting commencement date.
(3)	One fourth (1/4) of the shares subject to this option vested and become exercisable on the first anniversary of the date of grant, and the remaining shares vested monthly in 36 equal monthly installments, subject to the optionees continued status as a service provider of the Company on each such date. Such shares were fully vested and exercisable as of the end of fiscal year 2013.
(4)	One fourth (1/4) of the shares subject to this option vest and become exercisable on the first anniversary of the date of grant, and the remaining shares vest monthly in 36 equal monthly installments, subject to the optionees continued status as a service provider of the Company on each such date.
(5)	The shares subject to the option vest and become exercisable in 48 equal monthly installments beginning on the date of grant, subject to the optionee’s continued status as a service provider of the Company on each such date.
(6)	The restricted stock units shall vest in four equal annual installments beginning on the grant date.

Option Exercises and Stock Vested in Fiscal Year 2014

The following table presents information regarding the vesting of stock awards during fiscal 2014. None of our Named Officers exercised stock options during fiscal 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kendall Larsen(2)	13,334	196,677
Robert D. Short III, Ph.D.	6,666	98,323
Richard Nance	403	6,710

(1)	Reflects the market value of our Common Stock on the vesting date.
(2)	This table does not include option exercises or stock vested to Mrs. Larsen, as discussed in the notes to the Beneficial Ownership Table, included in this Proxy Statement at page 19.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during fiscal 2014 and written representations regarding Forms 5 provided to the Company, we believe that all Section 16(a) filing requirements have been met, with the exception of the following late Form 4 filings:

•	a late Form 4 was filed by Mr. Nance on July 10, 2014 (and amended on April 3, 2015) to report the Company's withholding of an aggregate 264 shares otherwise deliverable to Mr. Nance for the purpose of satisfying the tax withholding obligations resulting from the partial vesting of certain restricted stock units on June 6, 2014;
•	a late Form 4 was filed by Mr. Larsen on April 11, 2014 to report the Company's withholding of an aggregate 2,720 shares otherwise deliverable to Mr. Larsen and certain of his affiliates for the purpose of satisfying the tax withholding obligations resulting from the partial vesting of certain restricted stock units on April 15, 2013; and
•	a late Form 4 was filed by Dr. Short on July 10, 2014 to report the Company's withholding of an aggregate 1,120 shares otherwise deliverable to Dr. Short for the purpose of satisfying the tax withholding obligations resulting from the partial vesting of certain restricted stock units on April 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements of non-employee directors and named executive officers, we describe below transactions and series of similar transactions, during our last three fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The audit committee is responsible for reviewing and approving in advance any proposed related person transactions. The audit committee reviews any such proposed related person transactions on a quarterly basis, or more frequently as appropriate. In cases in which a transaction has been identified as a potential related person transaction, management must present information regarding the proposed transaction to the audit committee for consideration and approval or ratification. The audit committee is also responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such practices.

Kendall Larsen, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, is married to the Company’s Chief Administrative Officer, Kathleen Larsen. Mrs. Larsen is not an executive officer of the Company. In addition, Mrs. Larsen’s sons, Dustan Sheehan and Joshua Sheehan, are employed by the Company as webmaster and operations manager, respectively. Neither Dustan Sheehan nor Joshua Sheehan are executive officers of the Company. Mrs. Larsen and each of Dustin and Joshua Sheehan are currently compensated at levels that the Company believes is comparable to other employees in similar positions of responsibility at comparable companies. During fiscal 2014, Mrs. Larsen received an aggregate of $602,045 in the form of salary and bonus, $229,400 in the form of option grants and $205,328 in the form of stock awards. During fiscal year 2014, Dustan Sheehan received an aggregate of $79,942 in the form of salary and bonus, $57,350 in the form of option grants, and $51,328 in the form of stock awards. During fiscal year 2014, Joshua Sheehan received an aggregate of $78,010 in the form of salary and bonus, $57,350 in the form of option grants and $51,328 in the form of stock awards.

Robert D. Short III, Ph.D., the Company’s Chief Technical Officer and Chief Scientist, is the father-in-law of Corby Hoback, who is employed by the Company as a Senior Software Engineer. Mr. Hoback is not an executive officer of the Company. Mr. Hoback is currently compensated at a level that the Company believes is comparable to other employees in similar positions of responsibility at comparable companies. During fiscal 2014, Mr. Hoback received an aggregate of $201,300 in the form of salary and bonus, $143,375 in the form of option grants and $128,328 in the form of stock awards.

The Compensation for Mrs. Larsen and Messrs. Dustan and Joshua Sheehan, and Mr. Hoback were approved by the compensation committee. Compensation amounts above reflect the aggregate grant date fair value of the stock options computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. The values of the option grants and stock awards listed above include the value of unvested shares. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 7 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2014.

During fiscal 2014, the Company leased the use of an aircraft from K2 Investment Fund LLC (“ LLC”) for business travel for employees of the Company. The Company incurred approximately $295,788 in rental fees (including fees and other reimbursements) to the LLC during fiscal 2014 for such use. Mr. Larsen and Mrs. Larsen are the sole member-managers of the LLC and control the equity interests of the LLC. On January 31, 2015 the Company entered into a 12-month non-exclusive lease with the LLC for use of the plane at a rate of $8,100 per flight hour, with no minimum usage requirement. The agreement contains other terms and conditions normal in such transactions and can be cancelled by either the Company or the LLC with 30-days notice. The audit committee has approved the rental fees and lease agreement.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee of the Board of Directors. In connection with the financial statements for fiscal 2014, our audit committee has:

•	reviewed and discussed our audited financial statements for fiscal 2014 with our management and our independent registered public accountants;
•	discussed with our independent registered accountants, the matters required to be discussed by standards promulgated by the AICPA and Public Company Accounting Oversight Board (PCAOB), including Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T; and
•	received the written disclosures and the letter from our independent registered public accountants discussing the matters required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accountants its independence.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our annual report on Form 10-K for fiscal 2014.

Respectfully submitted by:

Thomas M. O’Brien (Chair)
Michael F. Angelo
Gary Feiner

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

AVAILABILITY OF FORM 10-K

We will provide upon request without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for fiscal 2014, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please send a request to: Secretary, VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, telephone (775) 548-1785. Our Annual Report on Form 10-K and our other filings with the SEC, including exhibits, are also available for free online at http://www.virnetx.com under the “SEC Filings” link in the “Investors” tab and at the SEC’s Internet site, http://www.sec.gov.

By Order of the Board of Directors,
/s/ Katharine A. Martin
Katharine A. Martin
Secretary

ANNUAL MEETING INSTRUCTIONS

Attendance at the Annual Meeting is limited to stockholders of record as of March 26, 2015. Registration will begin at 9:00 a.m. Pacific Daylight Time on May 14, 2015, and each stockholder will need proof of identification with valid picture identification such as a driver’s license or passport and verification of stock ownership as of March 26, 2015.

The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

See below for driving directions.

DRIVING DIRECTIONS TO ANNUAL MEETING

Hard Rock Hotel & Casino – South Lake Tahoe
50 Highway 50
Stateline, Nevada 89449
(844) 588-7625

Driving Directions

From Sacramento (Route #1 Hwy-50):

•	Take Highway 50 east through Placerville and over Echo Summit to South Lake Tahoe.

From Sacramento or San Francisco (Route #2 - I-80)

•	I-80 to Truckee
•	Take CA-267 South to Kings Beach on Tahoe‘s North Shore
•	Turn East on CA-28, which becomes NV-28 at the state line
•	Continue around the lake through Crystal Bay and Incline Village, past Nevada‘s Lake Tahoe State Park, to the intersection with US-50
•	Turn right and continue past Glenbrook and Zephyr Cove to Hard Rock Hotel & Casino, located on your right

From Reno

•	Drive South on US-395, 33 miles to Carson City
•	On the far South side of Carson City, take the US-50 turnoff West to Lake Tahoe
•	Take US-50 another 22 miles to the California state line

VIRNETX HOLDING CORPORATION
CORPORATE STOCK TRANSFER, INC.
3200 CHERRY CREEK DR. SOUTH, STE. 430
DENVER, CO 80209
ATTN: RHONDA SINGLETON, PROXY DEPT. MGR.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving any future mailings of proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89671-P64458 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VIRNETX HOLDING CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class II Directors. A proposal to elect the persons listed below to serve three-year terms until the Annual Meeting of Stockholders in 2018, or until their resignation or their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below.

____

Nominees:

01) Thomas M. O'Brien
02) Robert D. Short III, Ph.D

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. Ratification of appointment of Farber Hass Hurley LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the May 14, 2015 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by Kendall Larsen or Greg Wood, as attorney and proxy.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate whether you plan to attend this meeting. ☐ **Yes** ☐ **No**

NOTE: Signature(s) should agree with name(s) on VirnetX Holding Corporation stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships must so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of VirnetX Holding Corporation to be Held on May 14, 2015.

You can view the proxy statement, this proxy card and the annual report to stockholders for the year ended December 31, 2014 at www.proxyvote.com.

M89672-P64458

VIRNETX HOLDING CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of VIRNETX HOLDING CORPORATION hereby nominates, constitutes and appoints Kendall Larsen and Greg Wood, and each of them, attorneys-in-fact and proxies, with full power of substitution, for me and in my name, place and stead, to act and vote all of the common stock of VirnetX Holding Corporation standing in my name and on its books at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Thursday, May 14, 2015, at the Hard Rock Hotel & Casino-South Lake Tahoe, 50 Highway 50, Stateline, NV 89449, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, on the matters set forth on the reverse side:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 14, 2015: You can view the proxy statement, this proxy card and the annual report to stockholders for the year ended December 31, 2014 at www.proxyvote.com.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR THE PERSONS LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN AND DATE ON REVERSE